Exhibit (a)(1)(E)
NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF SHARES OF COMMON STOCK
OF
iPCS, INC.
OF
IRELAND ACQUISITION CORPORATION
a wholly-owned subsidiary of
SPRINT NEXTEL CORPORATION
(Not To Be Used For Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 25, 2009, UNLESS THE OFFER IS EXTENDED.

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined in the Offer to Purchase) if certificates for shares of common stock, par value $0.01 per share (“Shares”), of iPCS, Inc., a Delaware corporation (the “Company”), are not immediately available or time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Date (as defined in the “Introduction” section of the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase, dated October 28, 2009 (the “Offer to Purchase”).

The Depositary for the Offer is:

By Mail: c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	By Overnight Courier: c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, Massachusetts 02021

For Notice of Guaranteed Delivery
(for Eligible Institutions only)

By Facsimile Transmission:
(617) 360-6810

To Confirm Receipt of Notice of Guaranteed Delivery Only:
(781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS IN THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Ireland Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Sprint Nextel Corporation, a Kansas corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares of the Company indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:	Name(s) of Record Holder(s):

Certificate No(s) (if available):	(Please Print)

If Securities will be tendered by book-entry transfer:	Address(es):

Name of Tendering Institution:	(Zip Code)

Name of Book Entry Transfer Facility:	Area Code and Telephone No(s):

Account No.: at	Signature(s):

Dated:

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of Shares tendered hereby, in proper form for transfer or the Shares to be transferred pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depositary Trust Company, in either case, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A “trading day” is any day on which the NASDAQ Global Select Market is open for business.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message and certificates representing tendered Shares to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

Name of Firm:	Authorized Signature:

Address:	Name: (Please Print or Type)

(Zip Code)	Title:

Area Code and Telephone No.:	Dated:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM —
CERTIFICATES SHOULD ONLY BE SENT WITH THE LETTER OF TRANSMITTAL

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